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                                                                     EXHIBIT 2.1


                                                                  CONFORMED COPY



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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            EASTMAN CHEMICAL COMPANY,

                           LIPSTICK ACQUISITION CORP.

                                       and

                           LAWTER INTERNATIONAL, INC.

                                   dated as of

                                 April 27, 1999


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                          AGREEMENT AND PLAN OF MERGER


           AGREEMENT AND PLAN OF MERGER, dated as of April 27, 1999, by and among Eastman Chemical Company, a Delaware corporation ("Parent"), Lipstick Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent (the "Purchaser"), and Lawter International, Inc., a Delaware corporation (the "Company").

           WHEREAS, the Boards of Directors of Parent, the Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

           WHEREAS, in furtherance thereof, it is proposed that the Purchaser make the Offer (as defined in Section 1.1 hereof) to acquire all shares of the issued and outstanding common stock, par value $1.00 per share, of the Company (referred to herein as either the "Shares" or "Company Common Stock") for $12.25 per share, net to the seller in cash;

           WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, the Purchaser and the Company have approved this Agreement and the Merger (as defined in Section 1.4 hereof) following the Offer in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein;

           WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the transactions contemplated by this Agreement, including the Offer and the Merger (the "Transactions"), upon the terms and subject to the conditions set forth herein;


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           WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and Merger; and

           WHEREAS, as a condition and inducement to Parent's and the Purchaser's entering into this Agreement and incurring the obligations set forth herein, the Company, concurrently herewith, is entering into a Short Form Merger Option Agreement (the "Stock Option Agreement"), dated as of the date hereof, with Parent and the Purchaser pursuant to which the Company is granting to Purchaser an option to purchase Shares upon the terms and subject to the conditions as set forth in the Stock Option Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

           Section 1.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1 and none of the events set forth in Annex A hereto shall have occurred and be continuing, as promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash all Shares at a price of $12.25 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares beneficially owned by Parent or the Purchaser, represents at least a majority of the Shares outstanding on a fully


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diluted basis (the "Minimum Condition") and to the other conditions set forth in
Annex A hereto. Subject to the prior satisfaction or waiver (except that the Minimum Condition may not be waived) of the Minimum Condition and the other conditions of the Offer set forth in Annex A, the Purchaser shall use all reasonable efforts to consummate the Offer in accordance with its terms and to accept for payment and pay for Shares tendered pursuant to the Offer as soon as it is legally permitted to do so under applicable law. The obligations of the Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. The Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments) without the written consent of the Company (such consent to be authorized by the Board of Directors of the Company or a duly authorized committee thereof), provided, however, that if on the initial scheduled expiration date of the Offer (as it may be extended), all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the Offer, provided, further, that no such extension pursuant to this sentence shall extend the Offer beyond October 31, 1999. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company.

               (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits


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thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent and the Purchaser further agree to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and the Purchaser, on the one hand, and the Company, on the other hand, agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser agree to provide the Company and its counsel in writing with any comments Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, and any written or oral responses thereto.

           Section 1.2 Company Actions.

               (a) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the fiduciary duties of the Company's directors under applicable law and to the provisions of this Agreement, contain the recommendation referred to in clause (iii) of
Section 3.3(b) hereof. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Parent and the



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Purchaser, on the other hand, agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, the Purchaser and their counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel in writing with any comments the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, and any written or oral responses thereto.

               (b) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish the Purchaser with such information and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holder of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

           Section 1.3  Directors.

               (a) Promptly upon the purchase of and payment for any Shares by Parent or any of its subsidiaries which represents at least a majority of the outstanding Shares (on a fully diluted basis), Parent shall be


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entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser, Parent and any of their affiliates bears to the total number of Shares then outstanding. The Company shall, upon request of Parent, use its best efforts promptly either to increase the size of its Board of Directors or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected or appointed to the Company's Board of Directors, and shall cause Parent's designees to be so elected or appointed at such time. At such time, the Company shall, upon the request of Parent, also cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 3.1) of the Company and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Company Common Stock is listed. Notwithstanding the foregoing, until the Effective Time (as defined in Section
1.5 hereof), the Company shall use all reasonable efforts to retain as a member of its Board of Directors at least two directors who are directors of the Company on the date hereof; provided, that subsequent to the purchase of and payment for Shares pursuant to the Offer, Parent shall always have its designees represent at least a majority of the entire Board of Directors of the Company. The Company's obligations under this Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or appointed to the Company's Board of Directors.


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Parent or the Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(a) are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

               (b) From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors, any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or the Purchaser hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company hereunder may be effected only by the action of a majority of the directors of the Company then in office who were directors of the Company on the date hereof, which action shall be deemed to constitute the action of the full Board of Directors; provided, that if there shall be no such directors, such actions may be effected by majority vote of the entire Board of Directors of the Company; provided, further, that if there shall be no such directors, this Agreement shall not be amended to reduce the Merger Consideration to be less than the Offer Price or otherwise amended in a manner materially adverse to the holders of Shares other than Parent and the Purchaser.

           Section 1.4  The Merger.

               (a) Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (i) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaf-


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fected by the Merger. At Parent's election, the Merger may alternatively be structured so that (x) the Company is merged with and into Parent, the Purchaser or any other direct or indirect wholly owned Subsidiary (as defined in Section
3.1 hereof) of Parent or (y) any direct or indirect wholly owned Subsidiary of Parent other than the Purchaser is merged with and into the Company. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the DGCL.

               (b) Unless otherwise determined by Parent prior to the Effective Time, the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except as to the name of the Surviving Corporation (in the case of a merger where the Company is the Surviving Corporation), until thereafter amended as provided by law and such Certificate of Incorporation.

               (c) Unless otherwise determined by Parent prior to the Effective Time, the By-laws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, except as to the name of the Surviving Corporation (in the case of a merger where the Company is the Surviving Corporation), until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

           Section 1.5 Effective Time. Parent, the Purchaser and the Company will cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed on the date of the Closing (as defined in Section 1.6 hereof) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time as is


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agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

           Section 1.6 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be as promptly as practicable after the purchase of Shares pursuant to the Offer and satisfaction or waiver of all of the conditions set forth in Article VI hereof, and in any event no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of the Company, Bell, Boyd & Lloyd, 70 West Madison Street, Chicago, Illinois or Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, N.W., Washington, D.C., unless another date or place is agreed to in writing by the parties hereto.

           Section 1.7 Directors and Officers of the Surviving Corporation. The directors of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

           Section 1.8 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall


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be authorized to execute and deliver, in the name and on behalf of either the
Company or the Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

           Section 1.9 Stockholders' Meeting.

               (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

               (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

               (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its stockholders;

               (iii) include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and


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               (iv) use its best efforts to solicit from holders of Shares proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any approval of stockholders required by the DGCL to effect the Merger.

               (b) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

           Section 1.10 Merger Without Meeting of Stockholders. Notwithstanding
Section 1.9 hereof, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent and subject to Article VI hereof, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

           Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

               (a) Purchaser Common Stock. Each issued and outstanding share of the Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.


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               (b) Cancellation of Treasury Stock and Parent-Owned Stock. All
shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

               (c) Conversion of Shares. Each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) hereof and other than Dissenting Shares (as defined in Section
2.3 hereof)) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2 hereof. From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.2 hereof, without interest.

           Section 2.2  Exchange of Certificates.

               (a) Paying Agent. Parent shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.1(c)hereof. At the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of


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such earnings shall accrue to the benefit of holders of Shares.

               (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted pursuant to Section 2.1 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon.


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               (c) Transfer Books; No Further Ownership Rights in Company Common
Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article
II.

               (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

           Section 2.3  Dissenting Shares.

               (a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with all of the relevant provisions of Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. A holder of Dissenting Shares shall be


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entitled to receive payment of the appraised value of such Shares held by him or her in accordance with the provisions of Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.2.

               (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

           Section 2.4 Company Option Plans. Parent and the Company shall take all actions necessary to provide that, effective as of the Effective Time, (i) each outstanding employee stock option to purchase Shares (an "Employee Option") granted under the Company's 1992 Non-Qualified Stock Option Plan, as amended (the "Employee Option Plan"), and each outstanding non-employee director option to purchase Shares ("Director Options" and collectively with Employee Options, "Options") granted under the Company's 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended (the "Director Option Plan" and collectively with the Employee Option Plan, the "Option Plans") whether or not then exercisable or vested, shall be cancelled and (ii) in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, pay to such holders of Options an amount in respect thereof equal to the product of (A) the excess, if any, of the Offer Price over the exercise price of each such Option and (B) the number of Shares subject thereto (such payment, if any, to be net of applicable withholding and excise taxes). As of the


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Effective Time, the Option Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be cancelled. The Company shall take all action necessary to ensure that, after the Effective Time, no person shall have any right under the Option Plans or any other plan, program or arrangement with respect to equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company represents and warrants to Parent and the Purchaser as follows:

           Section 3.1 Organization; Subsidiaries.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below).

               (b) Schedule 3.1(b) hereto sets forth the name, jurisdiction of incorporation and capitalization of each of the Company's Subsidiaries and Joint Ventures (as defined below), including a brief description of the business conducted by each such entity and the interest of the Company and its Subsidiaries therein. Other than as set forth on Schedule 3.1(b), the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding shares of capital stock of each of the Company's Subsidiaries are owned directly or indirectly by the Company free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and are validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Subsidiary to any person except the Company. The Company has heretofore delivered to Parent complete and correct copies of the certificate of incorporation and by-laws (or similar organizational documents) of each of the Company's Subsidiaries, as presently in effect.

               (c) Each of the Company's Subsidiaries and, to the Company's knowledge, each of its Joint Ventures is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity. The term "Joint

Venture" of a person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person directly or indirectly owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity of any such entity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity of any such entity. The term "Company Material Adverse Effect" shall mean any material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or the results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to consummate the Transactions in a timely manner.

           Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock and 500,000 shares of preferred stock, no par value (the "Preferred Stock"). As of the date hereof, (i) 33,068,076 shares of Company Common Stock are issued and outstanding, (ii) 11,503,130 shares of Company Common Stock are issued and held in the treasury of the Company and (iii) 2,226,465 shares of Company Common Stock are reserved for issuance upon exercise of outstanding Options. As of the date hereof, there are no shares of Preferred Stock issued and outstanding. All the outstanding shares of the Company's capital stock are, and all shares of Company Common Stock which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except as contemplated by this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

               (b) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

               (c) Following the Effective Time, no holder of Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of the Options.

               (d) Schedule 3.2(d) hereto sets forth a true and complete statement of the borrowing limit under all loan agreements (including indentures) of the Company and its Subsidiaries existing on the date hereof and a true and complete statement of the total indebtedness of the Company and its Subsidiaries outstanding on the date hereof under such agreements. Except as set forth on Schedule 3.2(d), no indebtedness of the Company or any of its Subsidiaries contains any restriction upon (i) the prepayment of indebtedness of the Company or any of its Subsidiaries, (ii) the incurrence of indebtedness by the Company or any of its Subsidiaries or (iii) the ability of the Company of any of its Subsidiaries to grant any lien on the properties or assets of the Company or any of its Subsidiaries.

           Section 3.3 Authorization; Validity of Agreement; Company Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and, subject to obtaining any necessary approval of its stockholders for the Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the Stock Option Agreement and the consummation by it of the transactions contemplated hereby and thereby (other than, with respect to the Merger, obtaining any approval of its stockholders as contemplated by
Section 1.9 hereof). This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Parent and the Purchaser, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (b) The Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) determined that each of the Agreement, the Stock Option Agreement, the Offer and the Merger are fair to and in the best interests of the stockholders of the Company; (ii) duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the Transactions; and (iii) resolved to recommend that the stockholders of the

Company accept the Offer, tender their Shares to the Purchaser pursuant to the Offer and approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Board of Directors of the Company has been amended, rescinded or modified. The action taken by the Board of Directors of the Company constitutes approval of the Transactions by the Board of Directors of the Company under the provisions of Section 180.1141 of the Wisconsin Business Corporation Law (the "WBCL") such that Section 180.1141 of the WBCL does not apply to this Agreement or the Transactions. The Company is not subject to
Section 203 of the DGCL or Section 552.06 of the Wisconsin Corporate Take-over Law (the "WCTL") and, to the knowledge of the Company, no other state takeover statute, other than Section 180.1141 of the WBCL and Section 552.07 of the WCTL, is applicable to the Transactions.

           Section 3.4 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

           Section 3.5 No Violations; Consents and Approvals.


           (a) Neither the execution, delivery or performance of this Agreement or the Stock Option Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its Subsidiaries or Joint Ventures, (ii) subject to obtaining the Company Required Approvals (as defined in Section 3.5(b) hereof) and the approval of the stockholders of the Company, require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"),
(iii) subject to obtaining the Company Required

Consents (as defined in Section 3.5(b) hereof), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any lien, mortgage, security interest, charge, claim or encumbrance of any kind (collectively, a "Lien") upon any of the properties or assets of the Company or its Subsidiaries) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, franchise, concession, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries or Joint Ventures is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements") or (iv) violate any order, writ, injunction, decree, statute, law, rule, regulation, ordinance, permit or license applicable to the Company, any of its Subsidiaries or Joint Ventures or any of their properties or assets, excluding from the foregoing clauses (ii),
(iii) and (iv) violations, breaches, defaults, Liens and failures to obtain filings, permits, authorizations, consents and approvals, which would not, individually or in the aggregate, have a Company Material Adverse Effect.

           (b) No declaration, filing, permit, consent, registration or notice to or authorization or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Stock Option Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or thereby or compliance by the Company with any of the provisions hereof or thereof, except for declarations, filings, permits, consents, registrations, notices, authorizations and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), foreign antitrust or competition laws or regulations, state securities or blue sky laws and the DGCL (the "Company Required Approvals"). There are no third party consents required to be obtained under the Company Agreements to consummate the Transactions, except for third party consents set forth on Schedule 3.5 hereto (the "Company Required Consents").

           Section 3.6 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act")(as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of the Company (including the related notes thereto) included in the Company SEC Documents have been prepared from and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as at the dates thereof and for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments).

           Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date hereof or as set forth on
Schedule 3.7 hereto, since December 31, 1998, (i) the Company and its Subsidiaries and, to the Company's knowledge, its Joint Ventures have conducted their respective businesses only in the ordinary and usual course, (ii) there has not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that have had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries nor, to the Companies's knowledge, any of its Joint Ventures has taken any action that would have been prohibited under Section 5.1 hereof if such section applied to the period between December 31, 1998 and the date of this Agreement.

           Section 3.8 No Undisclosed Liabilities. Except (i) as disclosed in the Company SEC Documents filed prior to the date hereof, (ii) as disclosed on
Schedule 3.8 hereto and (iii) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, since December 31, 1998, neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of its Joint Ventures has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have had, or would be reasonably likely to have, a Company Material Adverse Effect or would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto). The reserves reflected in the Company's consolidated balance sheet as of December 31, 1998 included in the 1998 Form 10-K (the "Balance Sheet") are adequate, appropriate and reasonable and have been calculated in a manner consistent with GAAP.

           Section 3.9 Schedule 14D-9; Offer Documents; Proxy Statement. Neither the Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions, nor any information supplied by the Company for inclusion in the

Offer Documents will, at the respective times the Schedule 14D-9, any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first mailed to Company stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (or any amendment thereof or supplement thereto), if any, will not, at the date mailed to Company stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made in any of the foregoing documents based on information supplied by Parent or the Purchaser in writing for inclusion therein. The Schedule 14D-9, any such other filings by the Company and the Proxy Statement will comply in all material respects with the provisions of the applicable federal securities laws and the rules and regulations thereunder.

           Section 3.10  Employee Benefit Plans; ERISA.

               (a) There are no employee benefit plans, arrangements, contracts or agreements (including employment agreements and severance agreements) of any type (including, but not limited to, an "employee benefit plan" or "plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to or required to be contributed to by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, for the benefit of any employee, former employee, director or former director of the Company or any of its Subsidiaries, other than those listed on Schedule 3.10 hereto ("Benefit Plans"). Neither the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or com-mitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee, former employee, director or former director of the Company or any of its Subsidiaries.

               (b) With respect to each Benefit Plan: (i) if intended to qualify under section 401(a), 401(k) or 403(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), such plan has been determined by the United States Internal Revenue Service (the "Service") to be so qualified and its trust has been determined to be exempt from taxation under section 501(a) of the Code (and, to the knowledge of the Company, no circumstances exist that are reasonably expected to result in the revocation of any such determination); (ii) such plan has been administered in all material respects in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred which might reasonably be expected to give rise to liability on the part of the Company or any of its Subsidiaries;
(iv) no disputes are pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened (other than routine claims for benefits) that might reasonably be expected to give rise to liability on the part of the Company or any of its Subsidiaries; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that might reasonably be expected to give rise to liability on the part of the Company or any of its Subsidiaries; (vi) all material payments required by any Benefit Plan, any collective bargaining agreement or other agreement, or by law (including, without limitation, all contributions or insurance premiums) with respect to all periods through the date of the Effective Time shall have been made prior to the Effective Time or provided for by the Company as applicable, by full accruals (as if all targets required by such Benefit Plan had been or will be met at maximum levels) on its financial statements; (vii) no "accumulated funding deficiency" (within the meaning of section 302 of ERISA and section 412 of the Code) has been or could be reasonably expected to be incurred, whether or not waived, and no excise or other taxes have been or could be reasonably expected to be incurred or are due and owing with re-spect to the Benefit Plan because of any failure to comply with the minimum funding standards of ERISA and the Code; (viii) no Benefit Plan is or is reasonably expected to be under audit or investigation by the IRS, U.S. Department of Labor, or any other government authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty; (ix) the present value of all "benefit liabilities" (whether or not vested) (within the meaning of section 4001(a)(16) of ERISA) based on the actuarial assumptions (x) used for funding purposes as set forth in the most recent actuarial report and
(y) as set forth in Financial Accounting Standards Board SFAS No. 87 ("FASB 87") using the methodology under FASB 87 to calculate the projected benefit obligation, did not exceed as of the most recent Benefit Plan actuarial valuation date the then current fair market value of the assets of such Benefit Plan, and no amendment or other modification to such Benefit Plan or its actuarial assumptions was adopted since the date of such Benefit Plan's most recent actuarial report; and (x) with respect to each Benefit Plan that is funded mostly or partially through an insurance policy, neither the Company nor any Subsidiary has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Effective Time.

               (c) Except as listed on Schedule 3.10, neither the Company, any of its Subsidiaries nor any ERISA Affiliate maintains or has maintained or contributed to or been required to contribute to within the last six years, any employee benefit plan that is subject to Title IV of ERISA and no liability under Title IV of ERISA (other than for payment of premiums, which premiums have been paid when due) or Section 302 of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate.

               (d) Except as set forth on Schedule 3.10, no Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

               (e) Except as set forth on Schedule 3.10, the announcement or consummation of the transactions contemplated by this Agreement or the Stock Option Agreements, either alone or in connection with a related event, will not entitle any individual to severance pay, unemployment compensation or any other payment or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual.

               (f) The maximum amount that could be payable by the Company under all Benefit Plans (excluding Options and restricted stock) and any other plan, policy, agreement or arrangement to which the Company or any of its Subsidiaries is a party, as a result (in whole or in part) of the transactions contemplated hereby shall not exceed $3,000,000.

               (g) With respect to each Benefit Plan, the Company has delivered to Parent accurate and complete copies (or descriptions if the Benefit Plan is not written) of the current plan text and summary plan description, all summaries of material modifications distributed since the last restatement of the summary plan description, the current trust agreements, material employee communications distributed in the past two years and other related agreements including all amendments to the foregoing; the two most recent annual reports; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the Service; and the most recent actuarial valuation, to the extent any of the foregoing may be applicable to a particular Benefit Plan.

               (h) Except for certain agreements disclosed to Parent on Schedule 3.10, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (i) Except as set forth on Schedule 3.10, no payments to any executive officer of the Company or any of its Subsidiaries will fail to be deductible by reason of the deduction limit imposed under Section 162(m) of the Code for the taxable year in which the Closing occurs and the two preceding years.

               (j) No "reportable event" within the meaning of section 4043(c) of ERISA has occurred or, to the knowledge of the Company, is expected to occur, and the consummation of the transactions contemplated by this Agreement will not result in a reportable event.

               (k) Except as set forth on Schedule 3.10, no Benefit Plan is a "multiemployer pension plan," as defined in section 3(37) or 4001(a)(3) of ERISA, or Section 414(f) of the Code (a "Multiemployer Plan") nor is any Benefit Plan a plan described in section 4063(a) of ERISA. With respect to each Benefit Plan that is or was a Multiemployer Plan set forth on Schedule 3.10: (i) none of the Company, any Subsidiary or any ERISA Affiliate (or their predecessors) has incurred or has any reason to believe it has incurred or will incur any withdrawal liability; (ii) none of the Company, any Subsidiary or any ERISA Affiliate (or their predecessors) has received any notice that such Multiemployer Plan is in "reorganization" (within the meaning of section 4241 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the Multiemployer Plan is or may become "insolvent" (within the meaning of section 4241 of ERISA);
(iii) none of the Company, any Subsidiary or any ERISA Affiliate (or their predecessors) has received any notice that a Multiemployer Plan is a party to any pending merger or asset or liability transfer under Part 2 of Subtitle E of Title IV of ERISA; (iv) none of the Company, any Subsidiary or any ERISA Affiliate (or their predecessors) has received any notice that the PBGC has instituted proceedings against the Multiemployer Plan; (v) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to section 4204 of ERISA; and (vi) if the Company, any Subsidiary or any ERISA Affiliate were to have a complete or partial withdrawal as of the Effective Time, no material obligation to pay withdrawal liability would exist on the part of the Company, Subsidiary or ERISA Affiliate with respect to any Multiemployer Plan.

               (l) Except as set forth on Schedule 3.10, none of the Company, any Subsidiary or any ERISA Affiliate has any unfunded liabilities pursuant to any Benefit Plan that is intended to be an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is not intended to be qualified under Section 401(a) of the Code.

               (m) With respect to each Benefit Plan that is not subject to United States law (each, a "Foreign Benefit Plan"), except as set forth on
Schedule 3.10:

                   (i) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

                   (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and there has been no material change in the financial condition of any funded Foreign Benefit Plan from that shown in the last annual or actuarial report;

                   (iii) each Foreign Benefit Plan required to be registered has been registered, has been maintained in good standing with applicable regulatory authorities and has been operated in accordance with applicable law in all material respects; and no event has occurred which will or could give rise to deregistration or proceedings being commenced in respect of any Foreign Benefit Plan under any applicable law;

                   (iv) there are no pending, threatened or anticipated claims other than routine claims for benefits under any Foreign Benefits Plan and there has been no act or omission which has given or may give rise to fines, penalties, taxes or related charged under any applicable law.

           Section 3.11 Litigation. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.11(a), there is no suit, claim, action, proceeding, investigation or review by or before any Governmental Entity pending or, to the best knowledge of the Company, expressly threatened against or affecting the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures (i) which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect or (ii) which questions or challenges the validity of this Agreement or any action to be taken by the Company or any of its Subsidiaries pursuant to this Agreement or in connection with the Transactions, and there is not known to the Company any reasonable basis for any such suit, claim, action, proceeding or investigation. No action brought by Parent or any Subsidiary of Parent shall be deemed to make the representation contained in the first sentence of this Section 3.11 untrue. Except as set forth in Schedule 3.11 hereto, neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of its Joint Ventures is subject to any judgments, decrees, injunctions, rules or orders of any Governmental Entity applicable to the Company or any of its Subsidiaries or Joint Ventures. As to suits, claims, actions, proceedings, investigations and reviews disclosed in the Company SEC Documents filed prior to the date of this Agreement, since December 31, 1998, there have not been any material developments with respect thereto, except as set forth in Schedule 3.11(b).

           Section 3.12 Environmental Protection.

               (a) Except as set forth in the Company SEC Documents filed prior to the date hereof and in Schedule 3.12:

                   (i) To the knowledge of the Company and its Subsidiaries, the Company and each of its Subsidiaries and Joint Ventures are in compliance with all applicable Environmental Laws (as defined in Section 3.12(b)(ii) hereof) except where the failure to comply, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries nor any of its Joint Ventures has received any communication (written or oral) from any person, citizens group, employee, Governmental Entity or otherwise that alleges that the Company or any of its Subsidiaries or Joint Ventures is not in such compliance with applicable Environmental Laws. To the knowledge of the Company, future compliance with all applicable Environmental Laws will not require the Company or its Subsidiaries or Joint Ventures to incur costs, beyond those currently budgeted for the three Company fiscal years beginning with January 1, 1999, that, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

                   (ii) (A) The Company and each of its Subsidiaries and, to the Company's knowledge, each of its Joint Ventures have obtained or have applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the conduct of their operations, (B) all such Environmental Permits are in full force and effect or, where applicable, a renewal application has been timely filed and is pending agency approval, (C) the Company and its Subsidiaries and, to the Company's knowledge, each of its Joint Ventures are in compliance with all terms and conditions of the Environmental Permits, (D) neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of its Joint Ventures has been advised by any Governmental Entity of any potential change in the terms and conditions of the Environmental Permits either prior to or upon their renewal, and (E) all Environmental Permits currently held by the Company and its Subsidiaries and, to the Company's knowledge, its Joint Ventures are identified in Schedule 3.12(ii) hereto.

                   (iii) There are no Environmental Claims (as defined in
Section 3.12(b)(i) hereof) pending or, to the knowledge of the Company, threatened, (A) against the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures, (B) to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries or Joint Ventures has or may have retained or assumed either contractually or by operation of law, or (C) against any currently owned, operated, leased or managed, in whole or in part, real or personal property or operations of the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures or, to the knowledge of the Company, against any formerly owned, operated, leased or managed, in whole or in part, real or personal property or operations of the Company or any of its Subsidiaries or Joint Ventures.

                   (iv) The Company has no knowledge of any Releases (as defined in Section 3.12(b)(iv) hereof) of any Hazardous Material (as defined in Section 3.12(b)(iii) hereof) that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries or Joint Ventures, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries or Joint Ventures has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect

                   (v) Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, its Joint Ventures has, and to the best of the Company's knowledge, no other person has, stored or disposed of any Hazardous Materials on, beneath or adjacent to the property of the Company or any of its Subsidiaries or Joint Ventures or any property formerly owned, operated or leased by the Company or any of its Subsidiaries or Joint Ventures except for inventories of such materials to be used, and wastes generated therefrom, in the ordinary course of business of the Company, its Subsidiaries and Joint Ventures (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no Release of any such substances into the environment).

                   (vi) No Release or Cleanup occurred at the property of the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its Joint Ventures or any other properties owned by the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures which could result in the assertion or creation of a Lien on the property by any Governmental Entity with respect thereto, nor has any such assertion of a Lien been made by any Governmental Entity with respect thereto.

                   (vii) The property of the Company and its Subsidiaries and, to the Company's knowledge, its Joint Ventures do not contain any: (a) underground storage tanks; (b) asbestos; (c) equipment using PCB's; (d) underground injection wells; or (e) septic tanks in which process wastewater or any Hazardous Materials have been disposed.

                   (viii) The Company has delivered to Parent true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its Subsidiaries, or, to the Company's knowledge, any of its Joint Ventures pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or Joint Ventures, or regarding the Company's or its Subsidiaries' or Joint Ventures' compliance with applicable Environmental Laws.

                   (ix) Except as set forth on Schedule 3.12(a)(ix), (A) since January 1, 1996 there are no on-site or off site locations in which the Company, any of its Subsidiaries or , to the best of the Company's knowl-edge, any of its Joint Ventures has stored or disposed of Hazardous Materials which, in the case of off site locations, were required to be manifested under 40 C.F.R. 262, and (B) to the knowledge of the Company and its Subsidiaries, there are no additional on-site or off site locations in which the Company or any of its Subsidiaries or Joint Ventures has stored or disposed of Hazardous Materials which were required to be manifested under 40 C.F.R. 262.

               (b) As used in this Agreement:

                   (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral), existing or pending, by any person or entity (including any Governmental Entity), alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, owned, operated, leased, managed or used by the Company or any of its Subsidiaries or any of its Joint Ventures or for which the Company or any of its Subsidiaries or Joint Ventures arranged for transportation of Hazardous Materials; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials or the presence of or exposure to any electromagnetic fields.

                   (ii) "Environmental Laws" means all federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to noise levels, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                   (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials (except naturally occurring Radon), asbestos in any form that is friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic pollutants," or words of the same meaning under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its Subsidiaries or Joint Ventures operates.

                   (iv) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) unless such Release occurred in conformity with any Environmental Law specifically related to the air or surface water.

                   (v) "Cleanup" means all actions required by Environmental Laws to: (1) cleanup, remove, treat or remediate Hazardous materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

           Section 3.13 Taxes. Except as set forth on Schedule 3.13 hereto:

               (a) The Company and each of its Subsidiaries have (i) duly filed (or there has been filed on their behalf or appropriate extensions have been obtained) with the appropriate Governmental Entities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof, and will do so through the Effective Time.

               (b) There are no liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and liens for Taxes identified in Schedule 3.13 the assessment of which is being contested in good faith.

               (c) Neither the Company nor any of its Subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement likely to have a Company Material Adverse Effect.

               (d) The Company and each of its Subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws.

               (e) No federal, state, local or foreign audits or other administrative proceedings or court pro-ceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice of any pending audits or proceedings.

               (f) The federal income Tax Returns of the Company and its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including March 31, 1995, and no deficiencies were asserted as a result of such examinations which have not been resolved and fully paid. Neither the Company nor any director or officer, or employee responsible for Tax matters, of the Company expects any Governmental Entity to assess any additional Taxes with respect to the Company or any of its Subsidiaries for any period since such time.

               (g) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

               (h) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

               (i) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

               (j) Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement or arrangement (whether oral or in writing) that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or limited by Section 162(m) of the Code, except as otherwise disclosed in Schedule 3.10.

               (k) Neither the Company nor any of its Subsidiaries is a United States real property holding corporation within the meaning of Section 897 of the Code.

               (l) The Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

               (m) Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481 of the Code by reason of any voluntary change in accounting method (nor has any Governmental Entity proposed in writing any such adjustment or change of accounting method).

               (n) To the best of the Company's and its Subsidiaries' knowledge, the Company and each of its Subsidiaries have complied in all material respects with all documentation and other requirements of Section 482 of the Code. Except as disclosed on Schedule 3.13(n), no Governmental Entity is asserting or, to the best of the Company's and its Subsidiaries' knowledge, threatening to assert a claim against the Company under or as a result of Section 482 of the Code or any similar provision of state, local or foreign law.

               (o) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

           Section 3.14  Labor Matters.

               (a) Except as set forth in Schedule 3.14 hereto, since January 1, 1996, neither the Company nor any of its Subsidiaries has been a party to any collective bargaining agreement or other labor agreement with any union or labor organization and there has not been any activity or proceeding of any labor organization or employee group to organize any such employees. Except as set forth in Schedule 3.14, (i) the Company and its Subsidiaries are in compliance in all material respects with all applicable laws regarding employment and employment practices, terms and conditions of employment, and wages and hours ("Employment Laws"); (ii) there are no unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending before the National Labor Relations Board; (iii) there are no labor strikes, slowdowns or stoppages actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; (iv) there are no representation claims or petitions pending before the National Labor Relations Board and there are no questions concerning representation with respect to the employees of the Company or its Subsidiaries; and (v) there are no pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement.


               (b) Except as set forth in Schedule 3.14, neither the Company nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the

"WARN Act")) or (ii) a "mass layoff" (as defined in the WARN Act), nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation that could result in a material liability of the Company and its Subsidiaries, taken as a whole. None of the employees of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) during the six month period prior to the date of this Agreement.

           Section 3.15 Compliance with Laws. Other than with respect to Environmental Laws (which are addressed in Section 3.12) and Employment Laws (which are addressed in Section 3.14), the Company and its Subsidiaries and, to the Company's knowledge, its Joint Ventures have complied in all material respects with all laws and governmental regulations and orders relating to any of the property owned, leased or used by them, or applicable to their business. No notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures alleging any violation of such laws, regulations and orders, except for such violations which would not have, or be reasonably likely to have, a Company Material Adverse Effect.

           Section 3.16 Insurance. Schedule 3.16 hereto contains accurate and complete descriptions of all policies of insurance (including premiums, policy limits, deductibles, type of coverage, dates of coverage and similar information) providing coverage in favor of the Company, its Subsidiaries or any of their respective properties and assets. As of the date hereof, the Company and each of its Subsidiaries are, and continually since 1994 have been, insured by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid and no notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy. The Company and each of its Subsidiaries has complied with the provisions of such policies, such policies are sufficient for compliance with all requirements of law and of all Company Agreements and will remain in full force and effect through the respective dates set forth on Schedule 3.16 without the payment of additional premiums and will not in any way be affected by, or terminate or lapse by reason of, the Offer or the Merger. Schedule 3.16 also identifies all risks as to which the Company or any of its Subsidiaries is self insured. Neither the Company nor any of its Subsidiaries has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

           Section 3.17 Contracts. Schedule 3.17 hereto sets forth a true and complete list, as of the date hereof, of (i) each material agreement and contract to which the Company or any of its Subsidiaries is a party, (ii) all non-competition agreements or any other agreements or obligations which purport to limit in any material respect the manner in which, or the localities in which, the business of the Company or its Subsidiaries may be conducted, (iii) all agreements, arrangements or understandings with any affiliate that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), and (iv) all contracts or other agreements which would prohibit or materially delay the consummation of the Merger or any of the Transactions (all contracts of the type described in clauses (i) - (iv) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and is in full force and effect, subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally and to general equitable principles, and the Company or such Subsidiary has performed all obligations required to be performed by it to date under each Company Material Contract. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract by either the Company or any of its Subsidiaries, as the case may be, or any other party to a Company Material Contract. Originals or true, correct and complete copies of all Company Material Contracts (or descriptions if the Company Material Contract is not written) have been provided or made available to Parent. Neither the Company nor any of its Subsidiaries has any power of attorney outstanding or any material obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligations of any person, corporation, partnership, joint venture, association, organization or other entity.

           Section 3.18 Accounts Receivable. All accounts receivable of the Company and its consolidated Subsidiaries, whether reflected in the Balance Sheet or otherwise, represent, as of March 31, 1999, sales actually made in the ordinary course of business, and, as of March 31, 1999, are current and collectible net of any reserves shown on the Balance Sheet.

           Section 3.19  Properties.

           (a) The Company and each of its Subsidiaries and, to the Company's knowledge, each of its Joint Ventures has good, valid and marketable title to all of the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet (except for personal property and for inventory together having an aggregate book value not in excess of $250,000 sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice), and all of the properties and assets purchased by the Company and each of its Subsidiaries since the date of the Balance Sheet, which subsequently acquired properties and assets (other than inventory, short term investments and other assets acquired in the ordinary course of business which are not, in the aggregate, material in amount) are listed in

Schedule 3.19(a) hereto. All of the properties and assets reflected in the Balance Sheet and/or reflected in Schedule 3.19(a) are in good operating condition and repair and are adequate for the uses to which they are being put. None of such properties and assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. All properties and assets reflected in the Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein, and all such properties and assets are free and clear of all Liens of any nature whatsoever including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (i) Liens shown on the Balance Sheet as securing specified liabilities or obligations and Liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists; (ii) Liens and minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company or any of its Subsidiaries and which have arisen only in the ordinary course of business and consistent with past practice; and (iii) Liens for current Taxes not yet due.

               (b) A list and description of all real property owned or leased to or by the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures or in which any of them has an interest is set forth in Schedule 3.19(b) hereto.

               (c) Schedule 3.19(c) hereto contains an accurate and complete description of (i) the terms of all leases pursuant to which the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures leases real property (the "Real Property Leases") and (ii) the terms of all material leases pursuant to which the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures leases personal property (the "Personal Property Leases"). All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect, subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally and to general equitable principles. There are no existing defaults by the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures under any of such Real Property Leases and no existing material defaults by the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures under any of such Personal Property Leases and, to the knowledge of the Company, no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under such Real Property Leases or Personal Property Leases on the part of the Company or any of its Subsidiaries or Joint Ventures which default has not been cured within the applicable grace period under such lease. The Company has no knowledge of any default of claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party under any lease referred to in Schedule 3.19(c).

               (d) The properties and assets presently owned, leased or licensed by the Company and its Subsidiaries and, to the Company's knowledge, its Joint Ventures include all properties and assets necessary to permit the Company and its Subsidiaries and, to the Company's knowledge, its Joint Ventures to conduct their businesses in all material respects in the same manner as their businesses have been conducted prior to the date hereof.

           Section 3.20 Plant and Equipment. The Company and its Subsidiaries and, to the Company's knowledge, its Joint Ventures have such ownership of or such rights by license, lease or other agreement to all equipment used or necessary to conduct their respective businesses as currently conducted (the "Equipment") with only such exceptions as individually or in the aggregate would not have a Company Material Adverse Effect. The plants, structures and Equipment of the Company and each of its Subsidiaries and, to the Company's knowledge, each of its Joint Ventures are structurally sound with no known material defects and are in good operating condition and repair and adequate for the uses to which they are being put. None of such plants, structures or Equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

           Section 3.21 Permits. Schedule 3.21 hereto sets forth a complete and accurate list of all permits, licenses, certificates, approvals, notices, easements, rights-of-way, qualifications and authorizations issued or granted by Governmental Entities (collectively, the "Permits"), except for Environmental Permits (which are the subject of Section 3.12 hereof), held by the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures and except for Permits for which the failure to hold would not, individually or in the aggregate, have a Company Material Adverse Effect. The Permits set forth on Schedule 3.21 are all the Permits necessary to carry on the business of the Company and its Subsidiaries and, to the Company's knowledge, its Joint Ventures as presently conducted and at each location where such business is being conducted. Except as set forth in the Company SEC Documents,
(i) all such Permits are in full force and effect and are validly held by the Company or a Subsidiary of the Company or, to the knowledge of the Company, a Joint Venture, (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its Joint Ventures has engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or, to the knowledge of the Company, threatened,
(iii) there are no existing defaults or events of default or event or state of facts which with notice or lapse of time or both would constitute a default by the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Joint Ventures under any such Permit, (iv) the Company has no knowledge of any claimed or purported or alleged defaults or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by any other party under any Permit, (v) none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Transactions, and (vi) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its Joint Ventures has received any written warning, notice, notice of violation or probable violation, statement of deficiencies, notice of revocation, or other written communication from or on behalf of any Governmental Entity that remains unresolved or which has resulted in any restriction on the permissible operations of the Company or any of its Subsidiaries or Joint Ventures, alleging (A) any violation of any such Permit or of any law, rule or regulation or (B) that the Company or any of its Subsidiaries or Joint Ventures requires any Permit for the operation of their respective business, as such businesses are currently conducted, that is not currently held by it.

           Section 3.22  Intellectual Property.

               (a) The Company and each of its Subsidiaries owns or has legal and valid rights by use, common law, license, lease, or other agreement to use all trademarks, trade names, service marks, Internet domain names, logos, assumed names, copyright, patents, trade secrets, software, databases and names, likenesses and other information concerning real persons, and all registrations and applications therefor (collectively, the "Intellectual Property") which are used in their respective operations. Schedule 3.22 hereto sets forth all material patents, patent applications, trademark and service mark registrations and applications, Internet domain names, registered copyrights and applications, software, programs and databases owned by the Company and each of its Subsidiaries and all material license agreements relating to Intellectual Property to which the Company or any of its Subsidiaries is a party (whether the Company or its Subsidiary is the licensee or licensor thereunder).

               (b) There are no pending or threatened proceedings or claims against the Company or any of its Subsidiaries by any person challenging the ownership, use, or enforceability of any Intellectual Property owned or used by the Company or its Subsidiaries, or asserting that the conduct of the Company's or its Subsidiaries' businesses infringes upon or otherwise violates such person's rights in any Intellectual Property which proceeding or claim, if adversely decided, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect or would materially affect the Company's or its Subsidiaries' right to own, use or enforce any Intellectual Property, and, to the best of the Company's and its Subsidiaries' knowledge, there is no valid basis for such claim. To the knowledge of the Company and its Subsidiaries, no person is infringing or otherwise violating the Company's or its Subsidiaries' rights in any material Intellectual Property. There are no claims pending or threatened by the Company or any of its Subsidiaries against any third party with respect to infringement or violation of the Company's or any of its Subsidiaries' material Intellectual Property. All registrations and applications for material Intellectual Property owned by the Company are valid and subsisting, and standing in the record ownership of the Company or its Subsidiaries. There are no settlements, consents, agreements to forebear or other similar agreements or arrangements (other than as part of the license agreements listed on Schedule 3.22) to which the Company or any of its Subsidiaries is bound which materially affects its rights to own, use or enforce any Intellectual Property. The consummation of the Offer and the Merger will not affect the Company's or any of its Subsidiaries' rights to own or use any Intellectual Property.

               (c) The Company and its Subsidiaries take reasonable measures to protect the confidentiality of their respective trade secrets, know how or other confidential information (together, "Trade Secrets") including requiring employees and independent contractors having access thereto to execute written non-disclosure agreements. To the best of the Company's knowledge, no Trade Secret material to the business of the Company or any of its Subsidiaries has been disclosed or authorized to be disclosed to any third party, including any employee, agent, contractor or other entity, other than pursuant to a non-disclosure agreement or other conditional obligation that is reasonably designed to protect the Company's or its Subsidiaries' proprietary interests in and to such Trade Secrets. To the best of the Company's knowledge, no party to any non-disclosure agreement relating to the Company's or any of its Subsidiaries' Trade Secrets is in breach thereof.

           Section 3.23 Year 2000. All material software and hardware systems, including but not limited to embedded systems and third-party systems with which the Company's and its Subsidiaries' systems interface, currently utilized by the Company and its Subsidiaries in the conduct of their respective businesses and in the operation of their respective facilities will provide or are being adapted or replaced to provide on or before December 31, 1999, uninterrupted performance, to make accurate calculations, and to store and retrieve and correctly display data having date ranges spanning the twentieth and twenty-first centuries, notwithstanding the advent of the twenty-first century. The Company reasonably expects that the cost of the adaptation or replacement of all such software and hardware systems, whether or not material, will not exceed $250,000.

           Section 3.24 Major Customers. Set forth on Schedule 3.24 hereto is a list of the ten (10) most significant customers ("Major Customers") of the Company and its Subsidiaries, taken as a whole, for each of the last three years. Except as set forth on Schedule 3.24, to the knowledge of the Company, there has not been any material adverse change in the business relationship between the Company and/or its Subsidiaries, on the one hand, and any Major Customer, on the other hand, or any material controversies with any Major Customer. Neither the Company nor any of its Subsidiaries has received notice, nor do they reasonably believe, that any Major Customer is contemplating terminating its relationship with the Company and its Subsidiaries.

           Section 3.25 Opinion of Financial Advisor. The Company has received an opinion from ABN-AMBRO Incorporated ("ABN-AMBRO") to the effect that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view, a copy of which opinion has been, or promptly upon receipt thereof will be provided to Parent. The Company has been authorized by ABN-AMBRO to permit the inclusion of such opinion in its entirety in the Schedule 14D-9 and the Proxy Statement.

           Section 3.26 Full Disclosure. The Company has not failed to disclose to Parent any fact material to the business, results of operations, assets, liabilities, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. No representation or warranty in this Agreement (including the schedules hereto) and no statement contained in any document or certificate contemplated by this Agreement, considered as a whole with all other representations, warranties and statements, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

           Parent and the Purchaser represent and warrant to the Company as follows:


           Section 4.1 Organization. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" shall mean any material adverse affect on the ability of Parent or the Purchaser to consummate the Offer or the Merger.

           Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the Stock Option Agreement, and the consummation by them of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser and no other corporate action on the part of Parent or the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement or the Stock Option Agreement and the consummation by them of the transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement have been duly executed and delivered by Parent and the Purchaser, as the case may be, and, assuming due and valid authorization, execution and delivery thereof by the Company, constitute valid and binding obligations of each of Parent and the Purchaser, as the case may be, enforceable against them in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           Section 4.3 No Violations; Consents and Approvals.

           (a) Neither the execution, delivery or performance of this Agreement or the Stock Option Agreement by

Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby or thereby nor compliance by Parent and the Purchaser with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent and the Purchaser, (ii) subject to obtaining the Company Required Approvals, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, franchise, concession, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, law, rule, regulation, ordinance, permit or license applicable to Parent, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches, defaults, Liens and failures to obtain filings, permits, authorizations, consents and approvals, which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

           (b) No declaration, filing, permit, consent, registration or notice to or authorization or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Stock Option Agreement by Parent and the Purchaser, the consummation by them of the transactions contemplated hereby or thereby or compliance by them with any of the provisions hereof or thereof, except for declarations, filings, permits, consents, registrations, notices, authorizations and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, foreign antitrust or completion laws or regulations, state securities or blue sky laws and the DGCL.

           Section 4.4 Information in the Offer Documents; Proxy Statement;
Schedule 14D-9. The Offer Documents will comply in all material respects with the provisions of the applicable federal securities laws and the rules and regulations thereunder and, on the date filed with the SEC and on the date first mailed to Company stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company for inclusion in the Offer Documents. None of the information supplied by Parent or the Purchaser for inclusion or incorporation by reference in the Proxy Statement or the Schedule 14D-9 will, at the date mailed to Company stockholders and, in the case of the Proxy Statement, at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

           Section 4.5 Financing. At the time of execution of this Agreement, expiration of the Offer and at the Effective Time, either the Purchaser will have available or Parent will make available the funds necessary to purchase all of the Shares pursuant to the Offer and the Merger and to pay all fees and expenses in connection therewith.

           Section 4.6 Purchaser's Operations. The Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

                                    ARTICLE V

                                    COVENANTS

           Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, or (ii) as agreed in writing by Parent, after the date hereof, and prior to the Effective Time:

               (a) the business of the Company and each of its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, business partners and others having business dealings with them;

               (b) the Company shall not, and shall not permit any of its Subsidiaries to: (i) amend its certificate of incorporation or by-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, except that a wholly-owned Subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company; (iii) issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, capital stock of any class or Voting Debt of the Company or any of its Subsidiaries, other than shares of Company Common Stock reserved for issuances pursuant to the exercise of Options outstanding on the date hereof; (iv) split, combine or reclassify the outstanding Company Common Stock or any outstanding capital stock of any of the Subsidiaries of the Company; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or any instrument or security which consists of or includes a right to acquire such shares;

               (c) the Company shall not, and shall not permit any of its Subsidiaries to, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary and usual course of business and consistent with past practice, provided that such transactions, other than sales of inventory, do not exceed $25,000 per transaction and $250,000 in the aggre-gate and other than sales of specified property on the terms and conditions set forth on Schedule 5.1(c), provided, however, that Parent's consent shall be required for any indemnification provision or for the incurrence or obligation to incur any environmental remediation costs related to any such sale of property specified on Schedule 5.1(c);

               (d) the Company shall not, and shall not permit any of its Subsidiaries to, acquire or publicly propose to acquire or agree to acquire (i) by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets except purchases of assets in the ordinary course of business consistent with past practice and which do not individually exceed $150,000 or in the aggregate $1,500,000 and other than a purchase of specified property on the terms and conditions set forth on Schedule 5.1(d);

               (e) the Company shall not, and shall not permit any of its Subsidiaries to: (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its executive officers or employees or (A) enter into or adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of any benefit or amount payable or to become payable under any bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, or other contract, agreement, commitment, arrangement, plan, trust fund or policy maintained or contributed to or entered into by the Company or any of its Subsidiaries; or (ii) enter into any employment (other than "at will") or severance agreement with or, except in accordance with the written policies of the Company existing on the date hereof, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries;

               (f) the Company shall not, and shall not permit any of its Subsidiaries to, (i) except in the ordinary course of business consistent with past practice, enter into new contracts, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any contract or agreement to which the Company or any of its Subsidiaries is a party, which is material to the Company and its Subsidiaries taken as a whole and provided that the term of any new contract of any contract modification, amendment or renewal does not exceed twelve months and, provided further, that no loans or advances shall be made or extended to any customers in connection with any such contract, modification, amendment or renewal, or waive, release or assign any material rights or claims therein, or (ii) enter into, modify, amend, or renew any contract or agreement outside the ordinary course of business or on a basis not consistent with past practice if the dollar value of such new contract or agreement, or existing contract or agreement as so amended, modified, or renewed, is or would be in excess of $150,000 (not to exceed $1,500,000 in the aggregate) or have an initial term (or a renewal or extension term) greater than twelve months;

               (g) the Company shall, and shall cause each of its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the business of the Company and its Subsidiaries, consistent with the Company's past practices;

               (h) the Company shall not, and shall not permit any of its Subsidiaries to: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company consistent with past practice); or (iv) make any new capital expenditure or expenditures which exceed the amounts budgeted therefor in the 1999 capital expenditure budget for the Company, a copy of which has been provided to Parent;

               (i) the Company shall not, and shall not permit any of its Subsidiaries to, change any of the accounting principles used by it except as required by law, rule, regulation or GAAP;

               (j) the Company shall not, and shall not permit any of its Subsidiaries to, make any material Tax election other than in the ordinary course of business and consistent with past practice, or settle or compromise any Tax liability in excess of $100,000 arising from or in connection with any single issues;

               (k) the Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (i) in the ordinary course of business and consistent with past practice, properly reflected or reserved against in, the consolidated financial statements (or the notes thereto) as of and for the fiscal year ended December 31, 1998 of the Company and its consolidated Subsidiaries, (ii) incurred since December 31, 1998 in the ordinary course of business and consistent with past practice or (iii) which are immaterial in nature and amount; provided, however, that notwithstanding the foregoing, the Company shall be entitled to pay on a timely basis all reasonable, documented fees and expenses related to this Agreement and the transactions contemplated hereby;

               (l) the Company shall not, and shall not permit any of its Subsidiaries to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

               (m) the Company shall not, and shall not permit any of its Subsidiaries to, amend, renew, terminate or cause to be extended any lease, agreement or arrangement relating to any of its leased real properties or enter into any lease, agreement or arrangement with respect to any real property;

               (n) the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to maintain in effect all existing Permits that are material to the operations of the Company or any of its Subsidiaries;

               (o) subject to the other restrictions set forth in this Section 5.1, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates other than such agreements and arrangements as are entered into in the usual, ordinary and regular course of business and which have been negotiated on an arms-length basis and are no less favorable to the Company or its Subsidiaries than the Company or such Subsidiary would have obtained from an unaffiliated third party, and provided that the Company shall have scheduled such items pursuant to Schedule 3.7 or, if after the date of this Agreement, the Company shall have notified Parent in writing prior to entering into any such affiliate transaction;

               (p) the Company shall not, and shall not permit any of its Subsidiaries to, take, or agree to commit to take, any action that (i) would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, (ii) would result in any of the conditions to the Offer set forth in Annex A or any conditions to the consummation of the Merger set forth in Article VI not being satisfied, or (iii) would materially impair the ability of the Company, Parent or Purchaser to consummate the Offer or the Merger in accordance with the terms hereof or materially delay such consummation; and

               (q) the Company shall not, and shall not permit any of its Subsidiaries to, enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

           Section 5.2 HSR Act; Foreign Antitrust Laws. The Company and Parent shall take all reasonable actions necessary to file as soon as practicable following the date hereof notifications under the HSR Act and any foreign antitrust or competition law or regulation and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any foreign Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or any other Governmental Entity in connection with antitrust or competition matters.

           Section 5.3 Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, investment bankers, financial advisors and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time, as Parent shall reasonably request. Unless otherwise required by law and until the Effective Time, Parent and anyone receiving information pursuant to this Section 5.3 or otherwise on behalf of Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the letter agreement, dated October 30, 1998 among the Company and Parent (the "Confidentiality Agreement").

           Section 5.4 Consents and Approvals. Each of the Company, Parent and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information determined by their respective counsel to be required under the HSR Act and any foreign antitrust or competition law or regulation and in connec-tion with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and the Purchaser will, and will cause its Subsidiaries to, take all reasonable actions determined by their respective counsel to be necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

           Section 5.5 No Solicitation. From the date hereof until the earlier of the termination of this Agreement in accordance with its terms or the expiration of the Offer without Parent or the Purchaser or their affiliates, as the case may be, having purchased any Shares pursuant thereto, neither the Company nor any of its Subsidiaries or affiliates shall (and the Company shall use its reasonable best efforts to cause its and each of its Subsidiaries' officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any merger, business combination, tender offer, exchange offer, sale of assets (other than as expressly permitted by Section 5.1), sale of shares of capital stock or debt securities or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company (an "Acquisition Proposal"). The Company further agrees that it will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the time of acceptance of Shares for payment pursuant to the Offer, the Company may, directly or indirectly, provide access and furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group if (w) such entity or group has submitted an unsolicited bona fide written proposal to the Board of Directors of the Company relating to any such transaction, (x) such proposal provides for the acquisition for cash and/or publicly traded securities of all of the outstanding Shares, (y) the Board of Directors of the Company determines in good faith, after consultation with its independent financial advisor, that such proposal is financially superior to the Offer and the Merger and fully financed or reasonably capable of being financed, and (z) the Board of Directors of the Company determines in good faith, after consultation with independent legal counsel, that the failure to provide such information or access or to engage in such discussions or negotiations would violate their fiduciary duties to the Company's stockholders under applicable law. A proposal meeting all of the criteria in the preceding sentence is referred to herein as a "Superior Proposal." Nothing contained in this Section 5.5 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules l4d-9 and l4e-2(a) promulgated under the Exchange Act. The Company will immediately notify Parent of any Acquisition Proposal, or if an inquiry is made, will keep Parent fully apprised of all developments with respect to any Acquisition Proposal, will immediately provide to Parent copies of any written materials received by the Company in connection with any Acquisition Proposal, discussion, negotiation or inquiry and the identity of the party making any Acquisition Proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. Notwithstanding anything to the contrary contained in this Agreement, except in connec-tion with the valid termination of this Agreement pursuant to Section 7.1(c)(i) hereof, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, or modify or change in a manner adverse to Parent or the Purchaser, or propose to withdraw, or propose to modify or change in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger,
(ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement (other than a confidentiality agreement) with respect to any Acquisition Proposal.

           Section 5.6 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except ABN-AMBRO (and as otherwise provided in Schedule 5.6), whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a copy of which has been delivered by the Company to Parent prior to the date of this Agreement). Parent represents, as to itself, the Purchaser, and their affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Merrill Lynch, Pierce, Fenner & Smith Incorporated, whose fees and expenses will be paid by the Parent in accordance with the Parent's agreement with such firm. Each of Parent and the Company agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

           Section 5.7 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

           Section 5.8 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

           Section 5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

           Section 5.10 Directors' and Officers' Insurance and Indemnification.

               (a) For six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted under Delaware law the present and former officers, directors, employees and agents of the Company and its Subsidiaries (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation)) in connection with any claim, suit, action, proceeding or investigation that is, in whole or in part, based on or arising out of the fact that such person is or was a director, officer, employee or agent of the Company or its Subsidiaries and arising out of actions or omissions occurring at or prior to the Effective Time.

               (b) For a period of six years after the Effective Time, Parent, shall, or shall cause the Surviving Corporation to, maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) to the extent that it provides coverage for events occurring on or prior to the Effective Time, on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to the terms now applicable to them under the Company's current policies; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend more than 150% of the annual premium currently paid by the Company for such coverage; and provided, further, that, if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such annual premium.

               (c) This Section 5.10 shall survive the consummation of the Merger at the Effective Time, and shall be binding on all successors and assigns of the Surviving Corporation.

           Section 5.11 State Takeover Laws. If any state takeover statute becomes or is deemed to become applicable to the Company, the Offer, the acquisition of Shares pursuant to the Offer or the Merger, the Company shall take all reasonable action necessary to render such statute inapplicable to all of the foregoing.

           Section 5.12 Resignations. At or prior to the Effective Time, the Company shall obtain the resignations as of the Effective Time of each director of the Company (other than Parents' designees elected or appointed pursuant to Section 1.3) and, if so requested by Parent, of any officer of the Company and any director or officer of any Subsidiary of the Company.

                                   ARTICLE VI

                                   CONDITIONS

           Section 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

               (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of Company Common Stock, if required by applicable law, in order to consummate the Merger;

               (b) Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits the consummation of the Merger or otherwise materially limits or restricts ownership or operation of the business of the Surviving Corporation and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time and shall not materially limit or restrict ownership or the operation of the business of the Surviving Corporation;

               (c) Injunctions. There shall be no order or injunction of a foreign or United States federal or state court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger or otherwise materially limiting or restricting ownership or the operation of the business of the Surviving Corporation; and

               (d) Purchase of Shares in Offer. Parent, the Purchaser or their affiliates shall have purchased shares of Company Common Stock pursuant to the Offer.

                                   ARTICLE VII

                                   TERMINATION

           Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

               (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

               (b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

               (i) if shares of Company Common Stock shall not have been purchased pursuant to the Offer on or prior to October 31, 1999; provided, however, that the right to terminate this Agreement under this
       Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Purchaser to purchase shares of Company Common Stock pursuant to the Offer on or prior to such date; or

               (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

               (c) By the Board of Directors of the Company:

               (i) if, prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to

       Parent or the Purchaser, its approval or recommendation of the Offer, this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement providing for a Superior Proposal; provided that (A) at least five (5) business days prior to terminating this Agreement pursuant to this Section 7.1(c)(i) the Company has provided Parent with written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal that it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (B) the Company shall have caused its financial and legal advisors to negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms; and further provided that simultaneously with any termination of this Agreement pursuant to this Section 7.1(c)(i), the Company shall pay to Parent the Termination Fee (as defined in Section 8.1(b) hereof); and further provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is in material breach of this Agreement; or

               (ii) if, prior to the purchase of shares of Company Common Stock pursuant to the Offer, Parent or the Purchaser breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice by the Company to Parent or the Purchaser, as the case may be; or

               (iii) if Parent or the Purchaser, as the case may be, shall have terminated the Offer, or the Offer shall have expired, without Parent or the Purchaser, as the case may be, purchasing any shares of Company Common Stock pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iii) if the Company is in material breach of this Agreement.

               (d) By the Board of Directors of Parent:

               (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or the Purchaser is in material breach of this Agreement; or

               (ii) if prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser, its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended an Acquisition Proposal or offer, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a tender offer or exchange offer for any shares of capital stock of the Company, or a merger, consolidation or other business combination with a person or entity other than Parent, the Purchaser or their affiliates (or the Board of Directors of the Company resolves to do any of the foregoing); provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(ii) if Parent or the Purchaser is in material breach of this Agreement; or

               (iii) if Parent or the Purchaser, as the case may be, shall have terminated the Offer, or the Offer shall have expired, without Parent or the Purchaser, as the case may be, purchasing any shares of Company Common Stock thereunder; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(iii) if it or the Purchaser has failed to purchase shares of Company Common Stock in the Offer in violation of the material terms thereof or hereof.

           Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, except for the third sentence of Section 5.3 and all of
Article VIII, each of which shall survive such termination, and there shall be no liability on the part of the Parent, the Purchaser or the Company except (a) for fraud or for willful material breach of this Agreement and (b) as set forth in this Section 7.2 and Section 8.1.

                                  ARTICLE VIII

                                  MISCELLANEOUS

           Section 8.1 Fees and Expenses. (a) Except as contemplated by this Agreement, including Sections 8.1(b) and 8.1(c) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

               (b) If (w) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) hereof, (x) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(ii) hereof,
(y) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(b)(i) or Section 7.1 (c)(iii) or the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(b)(i) or
Section 7.1(d)(iii) and prior thereto there shall have been publicly announced another Acquisition Proposal or (z) the Board of Directors of Parent shall, due to a material breach of this Agreement by the Company, terminate this Agreement pursuant to Section 7.1(d)(i) or Section 7.1(d)(iii) hereof, then in any such case as described in clause (w), (x), (y) or (z) (each such case of termination being referred to as a

"Trigger Event"), the Company shall pay to Parent (not later than one business day after such termination of this Agreement or, in the case of any termination by the Company pursuant to Section 7.1(c)(i) hereof, simultaneously with such termination) an amount equal to $14 million (the "Termination Fee").

               (c) Upon the termination of this Agreement due to the occurrence of a Trigger Event, the Company agrees that, in addition to the payment of the Termination Fee provided for in Section 8.1(b) hereof, it shall promptly reimburse Parent for all actual, documented and reasonable out-of-pocket expenses incurred, or to be incurred by Parent, the Purchaser and their affiliates (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, financial printers and financing sources) ("Expenses") in connection with the Offer, the Merger and the consummation of the transactions contemplated by this Agreement, in an amount not to exceed $2.5 million in the aggregate.

       (d) If the Company shall terminate this Agreement pursuant to Section 7.1(c)(ii) hereof, and the Company is not in material breach of this Agreement at the time of such termination, Parent shall pay to the Company (not later than one business day after such termination) an amount equal to the Termination Fee together with an amount not to exceed $2.5 million as reimbursement to the Company for its actual, documented and reasonable out-of-pocket Expenses.

       (e) Parent and the Company agree that the agreements contained in Section 8.1(b), (c) and (d) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any amounts due under such Section 8.1(b),
(c) and (d), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on any unpaid amounts at the publicly announced prime rate of Citibank, N.A. from the date such amount was required to be paid.

           Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 1.3(b) hereof), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration.

           Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

           Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent or the Purchaser, to:

                   Eastman Chemical Company
                   100 North Eastman Road
                   Kingsport, Tennessee 37662
                   Attention: General Counsel
                   Telephone No.:  (423) 229-2000
                   Telecopy No.:  (423) 224-7709
                   with a copy to:

                   Michael P. Rogan, Esq.
                   Marcia R. Nirenstein, Esq.
                   Skadden, Arps, Slate, Meagher
                     & Flom LLP
                   1440 New York Avenue, N.W.
                   Washington, D.C.  20005
                   Telephone No.:  (202) 371-7000
                   Telecopy No.:  (202) 393-5760

                   and

               (b) if to the Company, to:

                   Lawter International, Inc.
                   One Terra Way
                   8601 95th Street
                   Pleasant Prairie, Wisconsin  53158
                   Attention:  John P. O'Mahoney
                   Telephone No.:  (414) 947-7300
                   Telecopy No.:  (414) 947-7523

                   with a copy to:

                   Bell, Boyd & Lloyd
                   70 West Madison Plaza
                   3 First National Plaza
                   Suite 3300
                   Chicago, Illinois  60602
                   Attention:  Jim Collins, Esq.
                               Craig Walker, Esq.
                   Telephone No.:  (312) 372-1121
                   Telecopy No.:  (312) 372-2098


           Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 27, 1999. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act. The term "knowledge" means, with respect to the Company and/or any Subsidiary of the Company, actual knowledge of the officers and managerial personnel thereof, or such knowledge that such persons should have had in the performance of their duties.

           Section 8.6 Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

           Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

           Section 8.8 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 5.5 and 5.10 hereof is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

           Section 8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regula-tory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           Section 8.10 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

           Section 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent, provided that Parent shall guarantee the performance of any such Subsidiary under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

           Section 8.12 Headings. The Article, Section and paragraph headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

           Section 8.13 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto
(a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in a court of competent jurisdiction.

           IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                           EASTMAN CHEMICAL COMPANY

                                           By: /s/ EARNEST W. DEAVENPORT, JR.
                                              ---------------------------------
                                               Name: Earnest W. Deavenport, Jr.
                                               Title: Chairman of the Board and
                                                      Chief Executive Officer

                                           LIPSTICK ACQUISITION CORP.


                                           By: /s/ ALLAN R. ROTHWELL
                                              ---------------------------------
                                              Name: Allan R. Rothwell
                                              Title: President


                                           LAWTER INTERNATIONAL, INC.

                                           By: /s/ JOHN P. O'MAHONEY
                                              ---------------------------------
                                              Name: John P. O'Mahoney
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer

                                                                         ANNEX A

                         CONDITIONS TO THE TENDER OFFER

           Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act or any foreign antitrust or competition law or regulation has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of this Agreement and before the time of payment for any such Shares, any of the following events shall occur or shall be determined by the Purchaser to have occurred:

               (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer or pursuant to the Stock Option Agreement, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement or the Stock Option Agreement, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Pur-chaser, or rendering the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect;

               (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act or any foreign antitrust or competition law or regulation, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

               (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation or proposed limitation (whether or not mandatory) by any United States governmental authority or agency that has a material adverse effect generally on the extension of credit by banks or other financial institutions, (v) any change in general financial, bank or capital market conditions which has a material adverse effect on the ability of financial institutions in the United States to extend credit or syndicate loans,
(vi) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 20% measured from the close of business on the date of this Agreement or (vii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

               (d) any of the representations and warranties of the Company (without giving effect to any limitation as to "knowledge" set forth in this Agreement) set forth in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of this Agreement and as of the scheduled expiration of the Offer (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period);

               (e) the Company shall have breached or failed to perform any material obligation or to comply with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement;

               (f) there shall have occurred any events or changes which have had or which are reasonably likely to have or constitute, individually or in the aggregate, a Company Material Adverse Effect;

               (g) the Merger Agreement shall have been terminated in accordance with its terms;

               (h) (i) it shall have been publicly disclosed or Parent or the Purchaser shall have otherwise learned that any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or its affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 14.9% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 14.9% of any class or series of capital stock of the Company (including the Shares), other than acquisitions of stock in open market purchases by passive investors that prior to the date of the Merger Agreement beneficially owned 10% or more of any class or series of capital stock of the Company (including the Shares) provided that such acquisitions do not result in such passive investor beneficially owning more than 19.9% of such class or series of capital stock of the Company (including the Shares); or (ii) any person or group shall have entered into a definitive agreement or agreement in principle with the Company with respect to a merger, consolidation or other business combination with the Company;

               (i) the Company's Board of Directors or any committee thereof (i) shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser (including by amendment of the Schedule 14D-9), its recommendation of the Offer, the Merger Agreement, or the Merger, (ii) shall have recommended another proposal or offer, (iii) shall have resolved to do any of the foregoing or (iv) shall have taken a neutral position or made no recommendation with respect to another proposal or offer (other than by Parent or the Purchaser) after a reasonable amount of time (and in no event more than ten business days following receipt thereof) has elapsed for the Company's Board of Directors or any committee thereof to review and make a recommendation with respect thereto; or

               (j) any party to the Stock Option Agreement other than the Purchaser and Parent shall have breached or failed to perform any of its agreements under the agreement or breached any of its representations and warranties in such agreement or such agreement shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent and the Purchaser under this Agreement or the Stock Option Agreement;

which in the sole judgment of Parent or the Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or the Purchaser giving rise to such condition) makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

           The foregoing conditions are for the sole benefit of the Purchaser and Parent and may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser.

The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                         TABLE OF CONTENTS

                                             ARTICLE I

                                       THE OFFER AND MERGER

Section 1.1    The Offer.........................................................................2
Section 1.2    Company Actions...................................................................4
Section 1.3    Directors.........................................................................5
Section 1.4    The Merger........................................................................7
Section 1.5    Effective Time....................................................................8
Section 1.6    Closing...........................................................................8
Section 1.7    Directors and Officers of the
               Surviving Corporation.............................................................8
Section 1.8    Subsequent Actions................................................................9
Section 1.9    Stockholders' Meeting.............................................................9
Section 1.10   Merger Without Meeting of Stockholders...........................................10

                                            ARTICLE II

                                     CONVERSION OF SECURITIES

Section 2.1    Conversion of Capital Stock......................................................11
Section 2.2    Exchange of Certificates.........................................................12
Section 2.3    Dissenting Shares................................................................14
Section 2.4    Company Option Plans.............................................................14

                                            ARTICLE III

                           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1    Organization; Subsidiaries.......................................................15
Section 3.2    Capitalization...................................................................17
Section 3.3    Authorization; Validity of Agreement;
               Company Action...................................................................18
Section 3.4    Vote Required....................................................................20
Section 3.5    No Violations; Consents and Approvals............................................20
Section 3.6    SEC Reports and Financial Statements.............................................21
Section 3.7    Absence of Certain Changes or Events.............................................22
Section 3.8    No Undisclosed Liabilities.......................................................22
Section 3.9    Schedule 14D-9; Offer Documents;
               Proxy Statement..................................................................23
Section 3.10   Employee Benefit Plans; ERISA....................................................23
Section 3.11   Litigation.......................................................................29
Section 3.12   Environmental Protection.........................................................29
Section 3.13   Taxes............................................................................34
Section 3.14   Labor Matters....................................................................37
Section 3.15   Compliance with Laws.............................................................38

Section 3.16   Insurance........................................................................38
Section 3.17   Contracts........................................................................39
Section 3.18   Accounts Receivable.  ...........................................................40
Section 3.19   Properties.......................................................................40
Section 3.20   Plant and Equipment..............................................................42
Section 3.21   Permits..........................................................................42
Section 3.22   Intellectual Property............................................................44
Section 3.23   Year 2000........................................................................45
Section 3.24   Major Customers..................................................................46
Section 3.25   Opinion of Financial Advisor.....................................................46
Section 3.26   Full Disclosure..................................................................46

                                             ARTICLE IV

                                 REPRESENTATIONS AND WARRANTIES OF
                                      PARENT AND THE PURCHASER

Section 4.1    Organization.....................................................................47
Section 4.2    Authorization; Validity of Agreement;
               Necessary Action.................................................................47
Section 4.3    No Violations; Consents and Approvals............................................48
Section 4.4    Information in the Offer Documents;
               Proxy Statement..................................................................49
Section 4.5    Financing........................................................................49
Section 4.6    Purchaser's Operations...........................................................50

                                             ARTICLE V

                                             COVENANTS

Section 5.1    Interim Operations of the Company................................................50
Section 5.2    HSR Act; Foreign Antitrust Laws..................................................54
Section 5.3    Access to Information............................................................55
Section 5.4    Consents and Approvals...........................................................55
Section 5.5    No Solicitation..................................................................56
Section 5.6    Brokers or Finders...............................................................58
Section 5.7    Additional Agreements............................................................58
Section 5.8    Publicity........................................................................59
Section 5.9    Notification of Certain Matters..................................................59
Section 5.10   Directors' and Officers' Insurance and
               Indemnification..................................................................59
Section 5.11   State Takeover Laws..............................................................60
Section 5.12   Resignations.....................................................................60

                                            ARTICLE VI

                                            CONDITIONS

Section 6.1    Conditions to Each Party's Obligation



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



               To Effect the Merger.............................................................61

                                            ARTICLE VII

                                            TERMINATION

Section 7.1    Termination......................................................................62
Section 7.2    Effect of Termination............................................................64

                                           ARTICLE VIII

                                           MISCELLANEOUS

Section 8.1    Fees and Expenses................................................................65
Section 8.2    Amendment and Modification.......................................................66
Section 8.3    Nonsurvival of Representations and
               Warranties.......................................................................67
Section 8.4    Notices..........................................................................67
Section 8.5    Interpretation...................................................................68
Section 8.6    Waivers..........................................................................68
Section 8.7    Counterparts.....................................................................69
Section 8.8    Entire Agreement; No Third Party
               Beneficiaries....................................................................69
Section 8.9    Severability.....................................................................69
Section 8.10   Governing Law....................................................................69
Section 8.11   Assignment.......................................................................69
Section 8.12   Headings.........................................................................70
Section 8.13   Specific Performance.............................................................70


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